UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2008

MORLEX, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-30144	84-1028977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
420 Lexington Avenue, Suite 450, New York, New York		10170
(Address of principal executive offices)		(Zip Code)

(212) 581-5150
(Registrant’s telephone number, including area code)

 N/A
(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses. Such forward-looking statements include, among others, those statements including the words “expects,” “anticipates,” “intends,” “believes” and similar language. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” in our Current Report on Form 8-K filed with the Securities and Exchange Commission (“Commission”) on February 14, 2008. We undertake no obligation to publicly update the forward-looking statements or reflect events or circumstances after the date of this Current Report.

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, All Ad Acquisition, Inc. (“AAA”) was acquired by the Company on February 15, 2008. AAA was party to an advisory agreement, dated January 10, 2008, with DC Associates LLC (“DC Associates”), which was assigned to and assumed by the Company pursuant to an amendment dated April 21, 2008 and was further amended on August 20, 2008 (as amended, the “Advisory Agreement”). DC Associates is owned by MW Crow Family LP, a significant shareholder of the Company. Pursuant to the Advisory Agreement, DC Associates agrees to serve as a financial and business advisor to the Company on a non-exclusive, “best efforts” basis in connection with arranging any equity or debt financings, mergers or acquisitions, or with respect to any other financial matter of the Company in exchange for the payment of success-based compensation in an amount determined by the Company’s Board of Directors. In lieu of cash, the Company granted to DC Associates 1,000,000 shares of Common Stock (the “Shares”) in exchange for its services related to the successful completion of a settlement with Jason Kulpa, the Company’s former Chief Executive Officer. The Advisory Agreement may be terminated by the Company upon thirty days’ prior written notice.

The foregoing is a summary of certain material terms and conditions of the Advisory Agreement and not a complete discussion of those agreements. Accordingly, the foregoing is qualified in its entirety by reference to the full text of those agreements attached to this Current Report on Form 8-K in Exhibit 10.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 to this Current Report is incorporated into this item by reference. The Company’s issuance of the Shares was in reliance upon the exemption from registration for non-public offerings under § 4(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

Effective as of October 7, 2008, Gianluca Cicogna resigned as a member of the Company’s Board of Directors (the “Board”) in order to focus on other professional commitments. There were no disagreements between Mr. Cicogna and the other Board members or the Company’s management. Prior to his resignation, Mr. Cicogna was a member of the Compensation Committee of the Board. The Company has provided to Mr. Cicogna a copy of this Item 5.02 disclosure, and an opportunity to furnish to the Company as promptly as possible a letter addressed to the Company stating whether he agrees with the statements made by the Company in response to this Item 5.02, and, if not, stating the respects in which he does not agree. The Company will file any letter received from Mr. Cicogna with the Securities and Exchange Commission as an exhibit by an amendment to this Current Report on Form 8-K within two business days after receipt.

The Board seat vacated by Mr. Cicogna will remain vacant until such time as a successor is elected by the Company’s Board of Directors or shareholders.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Advisory Agreement between Morlex, Inc. and DC Associates LLC, dated January 10, 2008, as amended April 15, 2008 and August 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORLEX, INC.

Dated: October 14, 2008	By:	/s/ Richard J. Berman
Name: Richard J. Berman
Title: Chief Executive Officer